Exhibit 10.7

ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS ELEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of   February 27  , 2015, by and between BRAM GOLDSMITH (“Goldsmith”), on the one hand, and CITY NATIONAL CORPORATION, a Delaware corporation (“CNC”) and CITY NATIONAL BANK, a national banking association (“CNB”), on the other hand.

WHEREAS, the parties have entered into that certain Employment Agreement, dated as of May 15, 2003, as amended (as amended, the “Agreement”);

WHEREAS, the initial term of the Agreement was two years from May 15, 2003 to May 15, 2005;

WHEREAS, at various times, the Agreement has been amended to extend the term for an additional two years to May 15, 2007, further amended to extend the term for an additional year to May 14, 2008, further amended to extend the term for an additional year until May 14, 2009, further amended December 22, 2008 in recognition of the requirements of Internal Revenue Code § 409A, further amended to extend the term for an additional year to May 14, 2010, further amended to extend the term for an additional year until May 14, 2011, further amended to extend the term for an additional year until May 14, 2012, further amended to extend the term for an additional year until May 14, 2013; and further amended to extend the term for an additional year until May 14, 2014; and further amended to extend the term for an additional year until May 14, 2015;

WHEREAS, the parties have mutually agreed to change Goldsmith’s role on the Board of Directors of CNC to that of Chairman Emeritus effective October 1, 2013;

WHEREAS, the parties now wish to further extend the term of the Agreement for an additional period of time on substantially the same terms and conditions presently in effect but with modifications to Goldsmith’s title and benefits under the City National Corporation Strategy and Planning Committee Change in Control Severance Plan (the “CIC Severance Plan”) which would be effective, if at all, upon completion of the merger contemplated by the Agreement and Plan of Merger, dated as of January 22, 2015, by and among CNC, Royal Bank of Canada (“RBC”) and RBC USA Holdco Corporation (the date of such completion, the “Effective Date”); and

WHEREAS, the Board of Directors of CNB and of CNC have each approved such extension of the term of the Agreement through May 14, 2016 and, if the Effective Date occurs prior to May 14, 2016 and Goldsmith remains employed on the Effective Date, through the second anniversary of the Effective Date;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              The term of the Agreement is hereby initially extended through May 14, 2016 and, if the Effective Date occurs prior to May 14, 2016 and Goldsmith remains employed on the Effective Date, further extended through the second anniversary of the Effective Date;

2.              During the term of the Agreement, as extended hereby, Goldsmith shall be employed as an unspecified officer of CNB;

3.              Through the earlier of the Effective Date and May 14, 2016, Goldsmith shall also continue to be employed as Chairman Emeritus of the Board of Directors of CNC;

4.              Upon the Effective Date, subject to Goldsmith’s continued employment through such date, Goldsmith shall be entitled to receive from CNC or its successor a lump sum payment in the gross amount of $1,500,000.00 (One Million Five Hundred Thousand Dollars and No Cents), less applicable mandatory state and federal withholdings, in full satisfaction of his participation in and continued eligibility for any benefits under the CIC Severance Plan; such payment to be made within thirty days of the Effective Date;

5.              Except as amended hereby, the Agreement shall remain in full force and effect with respect to all other terms and conditions currently in effect;

6.              All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement; and

7.              This Amendment shall be governed by, and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this ELEVENTH Amendment to their Employment Agreement dated May 15, 2003, as of the date first written above.

/s/ BRAM GOLDSMITH
Bram Goldsmith

CITY NATIONAL CORPORATION		CITY NATIONAL BANK

By:	/s/ MICHAEL B. CAHILL	By:	/s/ MICHAEL B. CAHILL
Name:	Michael B. Cahill	Name:	Michael B. Cahill
Title:	EVP, Secretary & General Counsel	Title:	EVP, Secretary & General Counsel